Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the financial statements of TuHURA Biosciences, Inc (the “Company”) appearing in the Annual Report on Form 10-K of the Company as of and for the years ended December 31, 2024 and 2023, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

November 3, 2025